Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288382

Prospectus Supplement to Prospectus dated July 23, 2025

2,324,445 Shares

Tamboran Resources Corporation

Common Stock

This is an offering of 2,324,445 shares of common stock, $0.001 par value (“common stock”), by Tamboran Resources Corporation (the “Company”). You should read this prospectus supplement carefully before you invest in our securities.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “TBN.” The last reported sale price of our common stock on October 21, 2025, was $24.44 per share. Our CHESS Depositary Interests (“CDIs”), each representing 1/200th of one share of our common stock, are listed on the Australian Securities Exchange (“ASX”) under the symbol “TBN.” This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any CDIs.

We have granted the underwriters the option to purchase up to an additional 348,666 shares of our common stock on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. See “Underwriting.”

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Baker Hughes Energy Services LLC (the “Interested Purchaser”) has indicated an interest in purchasing up to an aggregate of approximately $10,000,000 of shares of common stock in this offering at the public offering price per share. Because this indication of interest is not a binding agreement or commitment to purchase, we can provide no assurances with respect to whether the Interested Purchaser will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to the Interested Purchaser. The underwriters will receive the same discount on any of our shares of common stock purchased by the Interested Purchaser as they will from any other shares of our common stock sold to the public in this offering.

Concurrently with this offering, we are also offering to eligible retail securityholders in Australia, New Zealand, Canada, Luxembourg, Malaysia, Singapore or the United Kingdom, through a placement under a security purchase plan pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), up to a maximum of A$30,000 of our CDIs per eligible retail securityholder at the public offering price in the offering to which this prospectus supplement relates, representing a maximum of $30,000,000 of CDIs. In this prospectus supplement we refer to this placement of CDIs as the “CDI Retail Offer.” Gross proceeds from the CDI Retail Offer, excluding estimated fees and expenses, are expected to be $30,000,000, with the capacity to accept over-subscriptions at the discretion of the Company. However, there can be no assurance that eligible retail securityholders choose to participate in the CDI Retail Offer, and thus the proceeds actually raised therefrom may be materially lower. We anticipate the CDI Retail Offer will close on or about November 19, 2025.

Further, due to ASX listing requirements preventing their participation in this offering, Bryan Sheffield, our largest shareholder, and Scott Sheffield, our director, or their respective nominees (collectively, the “Subsequent Purchasers”), have indicated their intent to, severally and not jointly, enter into subscription agreements with the Company concurrent with the closing of this offering, pursuant to which the Subsequent Purchasers will purchase, in a private placement exempt from the registration requirements of the Securities Act, from the Company, and the Company will agree to issue and sell to the Subsequent Purchasers, an amount of shares equal to approximately 10% of (i) the shares of common stock sold to the public in this offering plus (ii) the shares sold to the Subsequent Purchasers, at a price per share equal to the public offering price in this offering (the “Subsequent Private Placement”). Additionally, certain of our officers and other directors have indicated their interest in also participating in the Subsequent Private Placement as their participation in this offering is also limited by ASX listing requirements. The Subsequent Private Placement is subject to approval by the Company’s shareholders and the satisfaction of other customary closing conditions. The Subsequent Private Placement is contingent upon the closing of this offering. This offering is not contingent upon the Subsequent Private Placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$21.000	$48,813,345.00
Underwriting discounts and commissions	$1.155	$2,684,733.98
Proceeds, before expenses to us(2)	$19.845	$46,128,611.02

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	Excludes any proceeds from the Subsequent Private Placement or CDI Retail Offer.

The underwriters expect to deliver the common stock on or about October 24, 2025.

Joint Book-Running Managers

RBC Capital Markets	Wells Fargo Securities
BofA Securities

Co-Managers

Johnson Rice & Company LLC	Pickering Energy Partners	Piper Sandler	Northland Capital Markets

The date of this prospectus supplement is October 22, 2025

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) on Form S-3 and relate to offerings by the Company of its common stock. This registration statement was declared effective on July 29, 2025. Before purchasing any of the common stock that the Company is offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell the shares of common stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any securities, and this prospectus supplement may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus incorporate by reference market data and certain other statistical information that are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of

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this information. Some data is also based on our good-faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any third-party publications or our good-faith estimates.

References in this prospectus to “Tamboran,” “the Company,” “we,” “us,” and “our” refer to Tamboran Resources Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires. All references herein to the “Board” refer to the board of directors of the Company.

This prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus forms a part and the offering have not been, nor will they need to be, lodged with the Australian Securities & Investments Commission. This prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus forms a part are not a “Prospectus” under Chapter 6D of the Corporations Act 2001 (Cth) of Australia (“Australian Corporations Act”). Any offer of shares of common stock in Australia is made only to persons to whom it is lawful to offer shares of common stock without disclosure under one or more of certain of the exemptions set out in section 708 of the Australian Corporations Act, or an “exempt person.” Further details of the exemptions are set out below in “Underwriting—Notice to Prospective Investors—Australia.” By accepting this prospectus supplement, an offeree in Australia represents that the offeree is an exempt person. No shares of common stock will be issued or sold in this offering in circumstances that would require the giving of a “Prospectus” under Chapter 6D of the Australian Corporations Act.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not mean that a statement is not forward-looking. Factors that may impact such forward-looking statements include:

•	our early stage of development with no material revenue expected until mid-calendar year 2026 and our limited operating history;

•	the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms;

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risks related to the Falcon Acquisition (as defined herein), including the risk that we may fail to complete the Falcon Acquisition on the terms and timing currently contemplated or at all, and/or to realize the expected benefits of the Falcon Acquisition;

•	our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured;

•	the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality;

•	the uncertainty in estimating the characteristics of our property;

•	the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves;

•	the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience;

•	the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution;

•	the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business;

•	the uncertainty of our industry as a whole;

•	the volatility of natural gas prices and its potential adverse effect on our financial condition and operations;

•

the difficulty in executing our business strategy if we cannot manage our future growth effectively, our inability to obtain the commercial contracts necessary to facilitate direct delivery of our natural gas production on commercially reasonable terms;

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•	the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects;

•	the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate;

•	the uncertainties in estimating existing quantities of proved and possible reserves;

•	our dependence on certain members of management and our technical team;

•	our limited control over properties operated by others or through joint ventures;

•	the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks;

•	our inability to make accretive acquisitions or successfully integrate acquired businesses or assets, including in connection with the Falcon Acquisition;

•	operating hazards that could result in liabilities for which we may not have adequate insurance coverage;

•	the risks inherent to the exploration and production of natural gas;

•	delays and cost overruns resulting from the long term development schedule of natural gas projects;

•	the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern;

•	our ability to attract a third-party partner and secure permitting to develop an additional LNG export terminal on the Middle Arm Precinct located within the Darwin Harbour, in the Northern Territory;

•	financial crises;

•	events outside our control, such as epidemics, geopolitical instability, or terrorist attacks;

•	cybersecurity threats and disruptions, as well as any compromised information or systems resulting from such disruptions;

•	potential legal proceedings that result in liabilities;

•	risks related to corporate social responsibility and our estimates thereof;

•	complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities;

•	community opposition that could result in costly delays and impede our ability to obtain necessary government approvals;

•	exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues;

•	the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal net zero goals, which may increase our production costs;

•	the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations;

•	restrictions and delays that may result from federal and local initiatives relating to hydraulic fracturing;

•	reduced demand for the natural gas we produce or increased compliance costs due primarily to risks related to climate change;

•	limitations on our ability to pursue business strategies if we incur costs related to a failure to comply with environmental, health or safety regulations;

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•	potential future regulation by the Northern Territory of Australia;

•	unanticipated water and waste disposal costs as a result of increased water-related laws and regulations;

•	restrictions on drilling, completion, production or related activities intended to protect certain species of wildlife;

•	increased costs of compliance with evolving data privacy laws;

•	risks related to our corporate structure;

•	risks related to our common stock and CDIs; and

•	and the other risk factors discussed in this report and the Company’s filings with the SEC.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this prospectus supplement are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this prospectus supplement, except as required by law.

Additionally, certain forward-looking and other statements in this prospectus supplement or other locations, such as the Company’s corporate website, regarding ESG matters are informed by various ESG standards and frameworks (which may include standards for the measurement of underlying data) and the interests of various stakeholders. Accordingly, such information may not be, and should not be interpreted as necessarily being, “material” under the federal securities laws for SEC reporting or other regulatory purposes, even if the Company uses the word “material” or “materiality” in such discussions. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and the Company’s approach to and discussion of these matters may continue to evolve as well. For example, the Company’s disclosures may change due to revisions in framework requirements, availability of information, changes in its business or applicable governmental policies, or other factors, some of which may be beyond its control.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer or which are otherwise incorporated by reference before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

Tamboran is an early stage, growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin. We believe natural gas will play a significant role in the transition to cleaner energy and are committed to supporting the global energy transition by developing commercial production of natural gas in the Beetaloo Basin with net zero equity Scope 1 and 2 emissions.

Recent Developments

CDI Retail Offer

Concurrently with this offering, we are also offering to eligible retail securityholders in Australia, New Zealand, Canada, Luxembourg, Malaysia, Singapore, or the United Kingdom, through a placement under a security purchase plan pursuant to Regulation S under the Securities Act, up to a maximum of A$30,000 of our CDIs per eligible retail securityholder at the public offering price in the offering to which this prospectus supplement relates, representing a maximum of $30,000,000 of CDIs. Gross proceeds from the CDI Retail Offer, excluding estimated fees and expenses, are expected to be $30,000,000, with the capacity to accept oversubscriptions at the discretion of the Company. However, there can be no assurance that eligible retail securityholders choose to participate in the CDI Retail Offer, and thus the proceeds actually raised therefrom may be materially lower. We anticipate the CDI Retail Offer will close on or about November 19, 2025.

Subsequent Private Placement

Due to ASX listing requirements preventing their participation in this offering, the Subsequent Purchasers have indicated their intent to, severally and not jointly, enter into subscription agreements with the Company concurrent with the closing of this offering, pursuant to which the Subsequent Purchasers will purchase, in the Subsequent Private Placement, an amount of shares equal to approximately 10% of (i) the shares of common stock sold to the public in this offering plus (ii) the shares sold to the Subsequent Purchasers, at a price per share equal to the public offering price in this offering. Additionally, certain of our officers and other directors have indicated their interest in also participating in the Subsequent Private Placement as their participation in this offering is also limited by ASX listing requirements. The Subsequent Private Placement is subject to approval by the Company’s shareholders and the satisfaction of other customary closing conditions. The Subsequent Private Placement is contingent upon the closing of this offering. This offering is not contingent upon the Subsequent Private Placement.

Pending Falcon Oil & Gas Acquisition

On September 30, 2025, we entered into an Arrangement Agreement (the “Arrangement Agreement”) with Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of ours (“Australia Sub”), Tamboran Resources Investments Holding Corporation, a Delaware corporation and an indirect wholly owned subsidiary of ours (“U.S. Sub”), and Falcon Oil & Gas Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (“Falcon”), pursuant to which, on the terms and subject to the conditions set forth therein, we agreed to indirectly acquire all of the equity interests of Falcon’s subsidiaries (the transactions contemplated by the Arrangement Agreement, the “Falcon Acquisition”). The Falcon Acquisition will be effected by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”).

In exchange for the equity interests to be acquired in the Falcon Acquisition, we will (a) issue to Falcon 6,537,503 shares (the “Stock Consideration”) of our common stock, and (b) pay $23,663,080 in cash. In addition, existing options to purchase Falcon common shares will be cancelled. Upon closing of the Falcon Acquisition, we will enter into consulting agreements with certain directors and officers of Falcon, pursuant to which we will issue to those directors and officers an aggregate of up to 369,084 options with an exercise price of US$21.94 per share.

The Falcon Acquisition is expected to close in the first quarter of 2026, subject to certain conditions, including, among others, (a) the approval of the Falcon Acquisition by at least 66 2⁄3% of the votes cast by Falcon shareholders and, if required by applicable Canadian securities laws, a simple majority of the votes cast by Falcon shareholders, excluding Falcon common shares held by persons required to be excluded under such laws, at a meeting of Falcon shareholders, (b) the approval of the issuance of the Stock Consideration by a majority of the votes cast by our stockholders at a meeting of our stockholders, (c) the approval of the Falcon Acquisition by the Supreme Court of British Columbia on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to the parties, (d) the authorization for listing of the Stock Consideration on the NYSE and (e) the absence of any law or order enjoining, restricting or prohibiting the consummation of the transactions contemplated by the Falcon Acquisition.

Sturt Plateau Compression Facility Financing Agreement

On September 30, 2025, certain entities in which we own an indirect 50% interest entered into a syndicated facility agreement with Macquarie Bank Limited and Evolution Trustees Limited as original lenders (the “Syndicated Facility Agreement”). The Syndicated Facility Agreement provides a facility of up to A$179,816,654, divided into three tranches, to finance the ongoing development of the Sturt Plateau Compression Facility. The facility is secured by a customary security package and guarantees from the Northern Territory Government, the Company, its subsidiaries, and Formentera Australia Fund 1, LP. The facility interest rates are tied to the Australian Bank Bill Swap Rate plus a margin, with specific terms for the prepayment of premiums and fees.

Corporate Information

Our common stock is listed on NYSE under the symbol “TBN.” Our CHESS Depositary Interests, or CDIs (each representing 1/200th of one share of our common stock), are listed on the Australian Securities Exchange, or ASX, under the symbol “TBN.” The mailing address of the Company’s principal executive office is Suite 01, Level 39, Tower One, International Towers Sydney 100 Barangaroo Avenue, Barangaroo NSW 2000. Our telephone number is Australia +61 2 8330 6626. Our website address is www.tamboran.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or any accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company’s initial public offering, which closed on June 28, 2024. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company

We are also a “smaller reporting company” under the Exchange Act. We may continue to be a smaller reporting company so long as, as of June 30 of the preceding year, (i) the market value of our voting and non-voting equity held by non-affiliates, or our public float, is less than $250 million; or (ii) we have annual revenues less than $100 million and either we have no public float or our public float is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Issuer	Tamboran Resources Corporation

Common stock offered by us	2,324,445 shares (or 2,673,111 shares if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding immediately after this offering	20,145,203 shares (or 20,493,869 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares of common stock.	The Company has granted the underwriters the right to purchase an additional 348,666 shares of common stock within 30 days from the date of this prospectus supplement.

Indications of Interest.	Baker Hughes Energy Services LLC (the “Interested Purchaser”) has indicated an interest in purchasing up to an aggregate of approximately $10,000,000 of shares of common stock in this offering at the public offering price per share. Because this indication of interest is not a binding agreement or commitment to purchase, we can provide no assurances with respect to whether the Interested Purchaser will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to the Interested Purchaser. The underwriters will receive the same discount on any of our shares of common stock purchased by the Interested Purchaser as they will from any other shares of our common stock sold to the public in this offering.

CDI Retail Offer	Concurrently with this offering, we are also offering to eligible retail securityholders in Australia, New Zealand, Canada, Luxembourg, Malaysia, Singapore, or the United Kingdom, through a placement under a security purchase plan pursuant to Regulation S under the Securities Act, up to a maximum of A$30,000 of our CDIs per eligible retail securityholder at the public offering price in the offering to which this prospectus supplement relates, representing a maximum of $30,000,000 of CDIs. Gross proceeds from the CDI Retail Offer, excluding estimated fees and expenses, are expected to be $30,000,000, with the capacity to accept oversubscriptions at the discretion of the Company. However, there can be no assurance that eligible retail securityholders choose to participate in the CDI Retail Offer, and thus the proceeds actually raised therefrom may be materially lower. We anticipate the CDI Retail Offer will close on or about November 19, 2025.

Subsequent Private Placement.

Due to ASX listing requirements preventing their participation in this offering, the Subsequent Purchasers have indicated their intent to, severally and not jointly, enter into subscription agreements with the Company concurrent with the closing of this offering, pursuant to which the Subsequent Purchasers will purchase, in the Subsequent Private Placement, an amount of shares equal to approximately 10% of (i) the shares of common stock sold to the public in this offering plus (ii) the shares sold to the Subsequent Purchasers, at a price per share equal to the public offering price in this offering. Additionally, certain of our officers and other directors have indicated their interest in also participating in the Subsequent Private Placement as their participation in this offering is also limited by ASX listing requirements. The Subsequent Private Placement is subject to approval by the Company’s shareholders and the satisfaction of other customary closing conditions. The Subsequent Private Placement is contingent upon the closing of this offering. This offering is not contingent upon the Subsequent Private Placement.

Use of Proceeds	The net proceeds from the offering will be approximately $45.6 million (or approximately $52.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting discounts and commissions payable to the underwriters and estimated offering expenses payable by us. The Company currently intends to use the net proceeds from this offering to fund our development plan, working capital, and other general corporate purposes. For further information, see the section of this prospectus supplement entitled “Use of Proceeds.”

Voting Rights	One vote per share of common stock.

Market for common stock	Our common stock is listed on NYSE under the symbol “TBN”. Our CDIs are listed on the ASX under the symbol “TBN” with each CDI representing 1/200th of one share of our common stock.

Risk Factors	This investment involves significant risk. You should carefully read and consider the information set forth under the section of this prospectus supplement entitled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein for a discussion of factors you should consider before investing in our securities.

The number of shares of our common stock that will be outstanding after this offering is based on 17,820,758 shares of our common stock outstanding as of October 19, 2025, and excludes:

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1,550,000 additional shares of our common stock reserved for future awards pursuant to the 2024 Equity Award Plan (the “2024 Plan”) as of October 19, 2025 (and which excludes any potential evergreen increases pursuant to the terms of the 2024 Plan); and

•	270,006 additional shares of our common stock reserved for awards granted under the 2021 Equity Incentive Plan (the “2021 Plan”).

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Please read “Cautionary Note Regarding Forward-Looking Statements.”

The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.

Risks Related to the Offering and Ownership of our Common Stock and our CDIs

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The net proceeds from this offering are expected to be used to fund our development plan, working capital, and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Our Board has broad discretion to issue additional securities, and in order to raise sufficient funds to expand our operations, we may have to issue securities at prices which may result in substantial dilution to our stockholders.

We are entitled under our certificate of incorporation to issue up to 10,000,000,000 shares of common stock and 1,000,000,000 shares of preferred stock, although these amounts may change in the future subject to stockholder approval. Shares of our preferred stock provide our Board broad authority to determine voting, dividend, conversion and other rights. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. Our Board may generally issue those shares of common stock and preferred stock, or convertible securities to purchase those shares, without further approval by our stockholders. Any preferred stock we may issue could have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our Board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. The issuance of additional securities may cause substantial dilution to our stockholders.

If we issue debt securities, our operations may be restricted, we will be exposed to additional risk and the market price of our common stock could be adversely affected.

If we decide to issue debt securities in the future, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Holders of debt securities may also be granted specific rights, including, but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to approve the sale of assets. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.

An active trading market for our common stock and CDIs may not be sustained and the trading price for our common stock and CDIs may fluctuate significantly.

Shares of our common stock are able to be traded by the public on the NYSE. However, a liquid public market for our common stock may not be sustained, which means you may experience a decrease in the value or trading price of the shares of our common stock and our CDIs (which is based upon the value of our common stock) regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholders often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of directors or senior management and, if adversely determined, could have a material adverse effect on our results of operations and financial condition.

Future sales of our common stock and CDIs, or the perception that such future sales may occur, may cause our market price to decline.

Sales of substantial amounts of our common stock and CDIs in the public market, or the perception that these sales may occur, could cause the market price of our common stock and CDIs to decline. In addition, the sale of such shares, or the perception that such sales may occur, could impair our ability to raise capital through the sale of additional common stock, CDIs or preferred stock. Except for any shares purchased by our affiliates, all of the shares of common stock sold in this offering will be freely tradable.

In connection with this offering, we, our directors and executive officers, and certain entities affiliated with Bryan Sheffield, have agreed that for a period of 60 days following the date of this prospectus supplement, subject to certain exceptions, we or they will not sell, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock without the prior written consent of RBC Capital Markets, LLC and Wells Fargo Securities, LLC. See the section titled “Underwriting” for a more complete description of the lock-up agreements with RBC Capital Markets, LLC and Wells Fargo Securities, LLC. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

Investing in our common stock involves a significant degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock and CDIs may not be suitable for someone with lower risk tolerance and investors in our common stock and CDIs may experience losses and volatility.

Risks Related to the Pending Falcon Acquisition

The market price for our common stock and CDIs following the closing of the Falcon Acquisition may be affected by factors different from those that historically have affected or currently affect our common stock and CDIs.

Our financial position may differ from our financial position before the completion of the Falcon Acquisition, and the results of operations of the combined company may be affected by some factors that are different from those currently affecting our results of operations. Accordingly, the market price and performance of our common stock and CDIs is likely to be different from the performance of our common stock and CDIs in the absence of the Falcon Acquisition. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, our common stock and CDIs, regardless of our actual operating performance.

Our existing stockholders will have reduced ownership in the combined company following consummation of the Falcon Acquisition.

Immediately following consummation of the Falcon Acquisition, based on the number of shares of common stock outstanding as of the date of the Arrangement Agreement and the issuance of the Stock Consideration as contemplated by the Arrangement Agreement, our existing stockholders would own approximately 73% of the outstanding shares of the combined company and Falcon’s existing stockholders would own approximately 27% of the outstanding shares of the combined company. As a result, our current stockholders will have less influence on the policies of the combined company than they currently have on our policies.

We may not consummate the Falcon Acquisition, and this offering is not conditioned on the consummation of the Falcon Acquisition on the terms currently contemplated or at all.

We may not consummate the Falcon Acquisition, which is subject to the satisfaction of closing conditions. These conditions include, but are not limited to, (a) the approval of the Falcon Acquisition by at least 66 2⁄3% of the votes cast by Falcon shareholders and, if required by applicable Canadian securities laws, a simple majority of the votes cast by Falcon shareholders, excluding Falcon common shares held by persons required to be excluded under such laws, at a meeting of Falcon shareholders, (b) the approval of the issuance of the Stock Consideration by a majority of the votes cast by our stockholders at a meeting of our stockholders, (c) the approval of the Falcon Acquisition by the Supreme Court of British Columbia on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to the parties, (d) the authorization for listing of the Stock Consideration on the NYSE and (e) the absence of any law or order enjoining, restricting or prohibiting the consummation of the transactions contemplated by the Falcon Acquisition. Neither we nor Falcon can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date, it is possible that the Falcon Acquisition may be terminated. Although we have agreed with Falcon to use reasonable best efforts, subject to certain limitations, to promptly complete the Falcon Acquisition, these and other conditions to the completion of the Falcon Acquisition may fail to be satisfied. In addition, satisfying the conditions to and completion of the Falcon Acquisition may take longer, and could cost more, and require additional borrowings, than we currently expect. There can be no assurance that such conditions will be satisfied or that the Falcon Acquisition will be consummated on the terms currently contemplated or at all. If additional borrowings are required to consummate the Falcon Acquisition, our total debt and leverage will be greater than currently anticipated.

Failure to complete the Falcon Acquisition could negatively impact our stock price and have a material adverse effect on our results of operations, cash flows and financial position.

If the Falcon Acquisition is not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals or Falcon’s stockholders fail to approve the applicable requisite proposals, we may be materially and adversely affected and, without realizing any of the benefits of having completed the Falcon Acquisition, we would be subject to a number of risks, including the following:

•	we may experience negative reactions from the financial markets, including negative impacts on our stock price;

•	we may experience negative reactions from our customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

•	we will still be required to pay certain significant costs relating to the Falcon Acquisition, such as legal, accounting, financial advisor and printing fees;

•	Falcon may be entitled to receive a termination fee of $3,750,000 pursuant to the Arrangement Agreement;

•

the Arrangement Agreement places certain restrictions on our conduct pursuant to the terms thereof, which may delay or prevent us from undertaking business opportunities that, absent the Arrangement Agreement, may have been pursued;

•

matters relating to the Falcon Acquisition (including integration planning) require substantial commitments of time and resources by our management, which may have resulted in the distraction of our management from ongoing business operations and pursuing other opportunities that could have been beneficial to us; and

•	litigation related to any failure to complete the Falcon Acquisition or related to any enforcement proceeding commenced against us to perform our obligations pursuant to the Arrangement Agreement.

If the Falcon Acquisition is not completed, the risks described above may materialize and they may have a material adverse effect on our results of operations, cash flows, financial position and stock price.

The combined company following the Falcon Acquisition may be unable to integrate the business of the Company and Falcon successfully or realize the anticipated benefits of the Falcon Acquisition.

The Falcon Acquisition involves the combination of two companies that currently operate as independent companies. The combination of two independent businesses is complex, costly and time consuming, and we will be required to devote significant management attention and resources to integrating the business practices and operations of Falcon into ours. Potential difficulties that we may encounter as part of the integration process include the following:

•

the inability to successfully combine our business and Falcon’s in a manner that permits the combined company to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the Falcon Acquisition;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	the inability to retain the service of key management and other key personnel;

•	the assumption of contractual obligations with less favorable or more restrictive terms; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Falcon Acquisition.

In addition, we and Falcon have operated and, until the completion of the Falcon Acquisition, will continue to operate, independently. It is possible that the integration process could result in:

•	diversion of the attention of each company’s management; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Falcon Acquisition or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company following the Falcon Acquisition.

Securities class action and derivative lawsuits may be brought against us in connection with the Falcon Acquisition, which could result in substantial costs.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

The synergies attributable to the Falcon Acquisition may vary from expectations.

The combined company may fail to realize the anticipated benefits and synergies expected from the Falcon Acquisition, which could adversely affect the combined company’s business, financial condition and results of operations. The success of the Falcon Acquisition will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. We believe that the combination of the companies will provide operational and financial scale, and enhancing the combined company’s corporate rate of return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Falcon Acquisition. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Falcon Acquisition within the anticipated timing or at all, the combined company’s business, financial condition and results of operations may be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $45.6 million (or approximately $52.5 million if the underwriters exercise their full option to purchase additional shares of common stock from us).

We currently intend to use the net proceeds from this offering, along with the proceeds of the Australian Retail Offer and Subsequent Private Placement, to fund our development plan, working capital, and other general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

•	on an actual basis;

•

as adjusted to give effect to this offering at the public offering price of $21.00 per share (assuming no exercise of the underwriters’ option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses; and

•	as further adjusted to give effect to the proceeds of the Australian Retail Offer, assuming a full subscription of $30,000,000, excluding estimated fees and expenses.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of June 30, 2025
	Actual	As adjusted	As further adjusted
	(In thousands. except share and per share data)
Cash and cash equivalents	$39,439	$85,068	$115,068

Total long term debt	—	—	—

Total liabilities	57,010	57,010	57,010

Stockholders’ equity:
Common stock, par value $0.001 per share; 10,000,000,000 authorized shares; 16,717,289 issued and outstanding, actual; 10,000,000,000 authorized shares; 19,041,734 issued and outstanding, as adjusted; 10,000,000,000 authorized shares; 20,470,305 issued and outstanding, as further adjusted	17	19	20
Additional paid-in capital	464,407	510,033	540,033
Accumulated other comprehensive income	(9,421)	(9,421)	(9,421)
Accumulated deficit	(167,281)	(167,281)	(167,281)
Total Tamboran Resources Corporation stockholders’ equity	287,721	333,350	363,352

Noncontrolling interest	101,730	101,730	101,730
Total stockholders’ equity	389,452	435,080	465,082

Total Capitalization	$389,452	$435,080	$465,082

The number of shares of our common stock set forth in the table above excludes:

•

an aggregate of 1,600,000 additional shares of our common stock reserved for future awards pursuant to the 2024 Plan as of June 30, 2025 (and which excludes any potential evergreen increases pursuant to the terms of the 2024 Plan); and

•	270,006 additional shares of our common stock reserved for awards granted under the 2021 Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of

30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

RBC Capital Markets, LLC and Wells Fargo Securities, LLC, are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC	908,649
Wells Fargo Securities, LLC	887,520
BofA Securities, Inc.	316,962
Johnson Rice & Company L.L.C.	95,093
PEP Advisory LLC	42,258
Piper Sandler & Co.	42,258
Northland Securities, Inc.	31,705

Total	2,324,445

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.69300 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Underwriting discounts and commissions

The shares may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transaction on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price, at which the underwriters purchase shares from the company and the price at which the underwriters resell such shares may be deemed underwriting compensation.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Shares

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 348,666 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$21.00	$48,813,345.00	$56,135,331.00
Underwriting discounts and commissions to be paid by us:	$1.155	$2,684,733.98	$3,087,443.21

Proceeds, before expenses, to us	$19.845	$46,128,611.02	$53,047,887.79

Lock-Ups

We, our officers and directors, and certain entities affiliated with Bryan Sheffield, have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, subject to certain customary exceptions and as contemplated by the Arrangement Agreement, without the prior written consent of RBC Capital Markets, LLC and Wells Fargo Securities, LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “TBN.”

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be $500,000.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Australian Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Australian Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Australian Corporations Act), “professional investors” (within the meaning of section 708(11) of the Australian Corporations Act) and “wholesale clients” (within the meaning of section 761G of the Australian Corporations Act), so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Australian Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Australian Corporations Act would not be required pursuant to an exemption under section 708 of the Australian Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Australian Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010 and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, Austin, Texas. Certain matters will be passed upon for the underwriters by Clifford Chance US LLP, Houston, Texas.

EXPERTS

The condensed consolidated financial statements of Tamboran Resources Corporation as of and for the year ended June 30, 2025, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

Our website is www.tamboran.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, can be obtained from this site at no cost. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the common stock that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, any accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and any accompanying prospectus to the extent that a statement contained in this prospectus supplement or any accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 25, 2025.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June  30, 2025 from our preliminary Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2025.

•

Our Current Reports on Form 8-K filed with the SEC on July  17, 2025, July  22, 2025, July 28, 2025 (as amended by Form 8-K/A filed September 9, 2025), September  30, 2025, October  3, 2025, and October 17, 2025 (other than documents or portions of those documents deemed to be furnished but not filed).

•	The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Tamboran Resources Corporation

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

Tamboran Resources Corporation

$500,000,000

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

Rights

6,282,976 Shares

Common Stock

Offered by the Selling Securityholders

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 6,282,976 shares in the aggregate of common stock, par value $0.001 (“common stock”), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “TBN.” Our CHESS Depositary Interests (“CDIs”) are listed on the Australian Securities Exchange under the symbol “TBN” with 200 CDIs representing an interest in one share of our common stock. On July 22, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $19.42 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 and the selling securityholders may, from time to time, sell up to 6,282,976 shares of common stock from time to time in one or more offerings as described in this prospectus. To the extent necessary, each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Tamboran,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Tamboran Resources Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “commit,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

It is possible that our future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to environmental, social and governance (“ESG”) matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the SEC.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this prospectus are based on certain assumptions and analyses made in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances.

Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While we continually reviews trends and uncertainties affecting our results of operations and financial condition, we do not assume any obligation to update or supplement any particular forward-looking statements contained in this report, except as required by law.

Additionally, certain forward-looking and other statements in this report or other locations, such as our corporate website, regarding ESG matters are informed by various ESG standards and frameworks (which may include standards for the measurement of underlying data) and the interests of various stakeholders. Accordingly, such information may not be, and should not be interpreted as necessarily being “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in such discussions. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in its business or applicable governmental policies, or other factors, some of which may be beyond our control.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.tamboran.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 23, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2024.

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Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, December 31, 2024, and March  31, 2025, filed with the SEC on November 12, 2024, February 12, 2025, and May 14, 2025, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on July 30, 2024, November 7, 2024, December 31, 2024, April 21, 2025, May 5, 2025, May 15, 2025, July 17, 2025 and July 22, 2025.

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The description of our common stock contained in our Registration Statement on Form 8-A filed on June  26, 2024, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

Australia +61 2 8330 6626

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Tamboran is an early stage, growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. We believe natural gas will play a significant role in the transition to cleaner energy and are committed to supporting the global energy transition by developing commercial production of natural gas in the Beetaloo Basin with net zero equity Scope 1 and 2 emissions.

Headquartered in Sydney, Australia, we have been engaged in the development of Australian oil and natural gas reserves since our formation in 2009. Since 2014, we have focused our development activities within the Northern Territory.

We filed our certificate of incorporation with the Secretary of State of Delaware on October 3, 2023

Our principal executive offices are located at Suite 01, Level 39, Tower One, International Towers Sydney 100 Barangaroo Avenue, Barangaroo NSW 2000 and our telephone number is Australia +61 2 8330 6626.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Pursuant to the Certificate of Incorporation, the total number of shares of all classes of capital stock which the Company shall have authority to issue is 11,000,000,000, consisting of 10,000,000,000 shares of common stock, and 1,000,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). The common stock is subject to the express terms of any series of preferred stock. Each share of common stock shall be equal to every other share of common stock.

The authorized amount of shares of common stock and of preferred stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of capital stock of the Company that pursuant to the Certificate of Incorporation are entitled to vote generally in the election of directors of the Company, voting together as a single class.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. Holders of our common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Classification of the Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, designated Class I, Class II, and Class III. Each class has an equal number of directors, as nearly equal in number as possible, consisting of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will continue to be elected for a three-year term.

Liquidation and Other Rights

Upon our liquidation, dissolution or winding up and after payment in full, or provision for payment, of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

The common stock has no pre-emptive rights and no redemption, sinking fund or conversion provisions.

Certain Other Provisions of Our Certificate of Incorporation and Bylaws

The following provisions of our Certificate of Incorporation and Bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

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Advance notice of director nominations and matters to be acted upon at meetings. Our Bylaws contain advance notice requirements for nominations for election of directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•	Amendment to Bylaws. Our Certificate of Incorporation also provides that our board of directors is expressly authorized to adopt, amend or repeal our Bylaws.

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Shareholder Actions. Our Certificate of Incorporation also provides that action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

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Removal of Board of Directors. Our Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our stock entitled to vote generally in the election of directors. In addition, our Certificate of Incorporation provides that any vacancies on our board of directors, and any newly created directorships, will be filled by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

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Supermajority provisions. The General Corporation Law of the State of Delaware (the “DGCL”) provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that, in addition to any vote required by our governing documents or applicable law or securities exchange rule or regulation, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the total voting power all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provisions regarding preferred stock;

•	the provisions regarding directors;

•	the provisions regarding indemnification;

•	the provisions regarding director and officer liability;

•	the provisions regarding stockholder action;

•	the provisions regarding cumulative voting;

•	the provisions regarding advance notice of stockholder action and business;

•	the provisions regarding venue;

•	the provisions regarding business combinations with interested stockholders; and

•	the amendment provision.

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Forum Selection Clause. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) or the federal district court for the District of Delaware) will be the sole and exclusive forum for any claims that

(i) are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our certificate of incorporation provides that federal district courts of the United States of America will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We will inform our investors in each report filed in accordance with the Exchange Act that we describe the terms of our common stock that the forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Preferred Stock. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our board of directors, it would be possible for the board to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our Certificate of Incorporation, as it may be amended or restated from time to time, and the applicable rules of any stock exchanges upon which the common stock is listed at such time. The consent of our stockholders would not be required for any such issuance of preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “TBN.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Tamboran.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock, preferred stock, warrants or units. Each series of rights may be issued under a separate rights certificate or rights agreement, which may be entered into between us and a bank or trust company, as rights agent. The rights agent, if any, for any rights we offer will be set forth in the applicable prospectus supplement. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement or rights certificate in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement or rights certificate itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the title and aggregate number of shares of common stock, preferred stock, warrants or units purchasable upon exercise of the rights;

•	the exercise price, if any;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, warrants or units at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, shares of preferred stock, warrants or units purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

This prospectus also relates to the offer and sale from time to time by the selling securityholders of up to 6,282,976 shares of our common stock, consisting of (A) up to 489,088 shares of our common stock issued to Helmerich & Payne International Holdings LLC (“H&P”) in connection with our initial public offering pursuant to the terms of the convertible note that was issued in exchange and satisfaction of mobilization and related expenses incurred by us for the transportation of a H&P FlexRig® from the United States to the Northern Territory, (B) up to 3,123,601 shares of our common stock, including 563,697 shares of common stock issued in a private placement pursuant to a subscription agreement dated May 12, 2025, held by certain entities affiliated with Bryan Sheffield, including Daly Waters Energy, LP (“Daly Waters”) and Sheffield Holdings, LP (“Sheffield Holdings”), (C) up to 2,557,547 shares of our common stock issued in a private placement to certain investors pursuant to subscription agreements dated May 12, 2025, and (D) up to 112,740 shares of our common stock issued to Macquarie Bank Limited to pre-pay certain fees under the Performance Bond Facility Agreement, dated December 19, 2024, by and among Tamboran (West) Pty Limited, as borrower, Tamboran Resources Pty Ltd, as guarantor, and Macquarie Bank Limited, as lender. Daly Waters and Sheffield Holdings are affiliates of ours and are controlled by Bryan Sheffield. Additionally, Mr. Sheffield beneficially owns 17.6% of our common stock, has the right to nominate up to two of our directors, holds a 2.3% overriding royalty interest over all of our Beetaloo Basin assets, and owns our joint venture partner, Daly Waters. H&P is a strategic partner of ours and we are a party to a drilling contract with a subsidiary of H&P to drill, test, complete, re-complete or workover development and exploration wells. John Bell, a director of the Company, serves as an executive officer of Helmerich and Payne, Inc. (NYSE: HP), H&P’s parent company. For additional information regarding our relationship with H&P, Daly Waters, Sheffield Holdings, and Bryan Sheffield, see “Certain Relationships and Related Person Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2024, and our subsequent public filings incorporated by reference herein.

The selling securityholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the common stock after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders and sets forth the names of the selling securityholders and the aggregate number of shares of common stock that the selling securityholders may offer pursuant to this prospectus.

Because the selling securityholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the selling securityholders will hold upon consummation of any such sales. In addition, since the date on which the selling securityholders provided this information to us, the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities. Any changed or new information given to us by the selling securityholders, including regarding the identity of, and the securities held by, each selling securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The percentage of beneficial ownership listed below is based on 17,770,758 shares of our common stock outstanding as of July 23, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of July 23, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Selling Holder and Addresses	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Alberta Investment Management Corporation(1)	758,680	408,680	350,000	2%
Ancora(2)	21,137	21,137	0	*
CF Special Situation Fund I LP(3)	35,231	35,231	0	*
Entities managed by Aventail Capital Group, LP(4)	84,553	84,553	0	*
Entities affiliated with Bryan Sheffield(5)	3,123,601	3,123,601	0	*
Certain funds and accounts managed by Encompass Capital Advisors LLC(6)	563,698	563,698	0	*
HITE Hedge Asset Management LLC(7)	1,180,220	563,697	616,523	3.5%
Ingalls & Snyder LLC(8)	112,739	112,739	0	*
Washington H. Soul Pattinson and Company Limited(9)	344,348	281,848	62,500	*
Whitebox Relative Value Partners, LP(10)	24,650	24,650	0	*
Whitebox GT Fund, LP(10)	2,241	2,241	0	*
Whitebox Multi-Strategy Partners, LP(10)	29,131	29,131	0	*
Entities affiliated with Yaupon Capital GP LLC(11)	315,545	150,000	165,545	*
Tribeca Global Natural Resources Fund(12)	24,009	24,009	0	*
Tribeca Global Natural Resources Segregated Portfolio(13)	62,574	62,574	0	*
Tribeca Global Natural Resources Limited(14)	138,896	138,896	0	*
Macquarie Bank Limited(15)	112,740	112,740	0	*
Helmerich & Payne International Holdings LLC(16)	1,018,850	489,088	529,762	3%
Joel Riddle(17)	127,720	5,637	122,083	*
Eric Dyer(18)	62,319	5,637	56,682	*
Ryan Dalton(19)	26,729	5,000	21,729	*
Fredrick Barrett(20)	52,701	8,456	44,245	*
Faron Thibodeaux(21)	112,454	8,456	103,998	*
Jeff Bellman(22)	11,139	5,637	5,502	*
Richard Stoneburner(23)	53,744	2,820	50,924	*
Sarah Pacheco(24)	2,820	2,820	0	*
David Siegel(25)	338,621	10,000	328,621	1.9%

(*)	Represents less than 1%.

(1)

Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The address of Alberta Investment Management Corporation is 1600 – 10250 101 Street NW, Edmonton, AB, T5J 3P4, Canada.

(2)

Consists of common stock held of record by Ancora Merlin LP and Ancora Merlin Institutional LP. Robert C Clutterbuck is the control person of Ancora Merlin LP and Ancora Merlin Institutional LP. The business address for each of the funds explicitly named in this footnote is 6060 Parkland Blvd, Ste 200, Cleveland, OH, 44124.

(3)	Robert C Clutterbuck is the control person of CF Special Situation Fund I LP. The address for CF Special Situation Fund I LP is 50 Public Square, Suite 4100, Cleveland, Ohio 44113.
(4)

Held by certain accounts and funds which Aventail Capital Group, LP (“Aventail”) serves as the investment manager. The address for Aventail is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.

(5)

Includes common stock held by Sheffield Holdings and Daly Waters. Spraberry Interests, LLC is the general partner of Sheffield Holdings. Mr. Sheffield is the manager of Spraberry Interests, LLC. As a result, each of Mr. Sheffield and Spraberry Interests, LLC may be deemed to share beneficial ownership of the shares held directly by Sheffield Holdings. Formentera Australia Fund I GP, LP is the general partner of Daly Waters. Formentera Investments LLC is the general partner of Formentera Australia Fund I GP, LP. Mr. Sheffield is the managing member of Formentera Investments. As a result, each of Mr. Sheffield, Formentera Australia and Formentera Investments may be deemed to share beneficial ownership of the shares held directly by Daly Waters. The address for Sheffield Holdings and Daly Waters is 300 Colorado Street, Ste. 1900, Austin TX 78701.

(6)

Held by certain accounts and funds managed by Encompass Capital Advisors LLC (“Encompass”). Encompass Capital Partners LLC and Todd Jason Kantor, as the managing member of Encompass, may be deemed to control Encompass and beneficially own the securities held by certain funds and accounts managed by Encompass. Mr. Kantor disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein. The business address of Encompass and Mr. Kantor is 200 Park Avenue, Suite 1604, New York, New York 10166.

(7)

Held by HITE Hedge II LP (“HITE II”), HITE Hedge LP (“HITE LP”), and HITE Hedge Offshore, Ltd. (together with HITE II, and HITE LP, the “HITE Funds”). HITE Hedge Asset Management LLC (the “HITE Manager”) serves as investment adviser to the HITE Funds and Howard B. Rubin is the managing officer of the HITE Manager. As such, the HITE Manager may be deemed to indirectly beneficially own the securities directly held by the HITE Funds. The business address of each of the aforementioned parties is 25 Braintree Hill Office Park #310, Braintree, MA 02184.

(8)	Thomas O Boucher is the natural person who has voting and investment control over the securities. The business address of Ingalls & Snyder LLC is 1325 Avenue of the Americas, New York, NY 10019.
(9)	Dean Price is the natural person who has voting and investment control over the securities. The address for Washington H. Soul Pattinson and Company Limited is GPO Box 479 Sydney NSW 2001.
(10)

Whitebox Advisors LLC (“WBA”) is the investment manager of (i) Whitebox Multi-Strategy Partners, L.P., (ii) Whitebox Relative Value Partners, L.P., and (iii) Whitebox GT Fund, LP (collectively the “Whitebox Funds”) and has voting and disposition control over the securities beneficially owned by each of the Whitebox Funds. WBA is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities described herein held by the Whitebox Funds, except to the extent of such individual or entity’s pecuniary interest therein, if any. The address for WBA and each of the Whitebox Funds is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(11)

Held by Yaupon Master Fund LP (“Master Fund”), Yaupon Enhanced Master Fund LP (“Enhanced Master Fund” and, together with the Master Fund, the “Yaupon Funds”). Yaupon Capital GP LLC (“Yaupon GP”) is the general partner of the Yaupon Funds and may be deemed to have voting and dispositive power with respect to the common stock. Steve Pattyn is the managing member of Yaupon GP and, accordingly, may be deemed to have voting and dispositive power with respect to the common stock held by the Yaupon Funds. Each of Yaupon GP and Steve Pattyn disclaim beneficial ownership of the common stock reported herein except to the extent of its pecuniary interest therein. The mailing address of Yaupon Master Fund LP and Yaupon Enhanced Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.
(12)	Tribeca Global Natural Resources Fund is a managed investment scheme registered in Australia, with its registered address at Level 14, 1 Margaret Street, Sydney NSW 2000.
(13)

Tribeca Segregated Portfolio Company, a Cayman Islands exempted company registered as a segregated portfolio company under the Cayman Companies Act, and is referable to the Tribeca Global Natural Resources Segregated Portfolio, with its registered address at 190 Elgin Ave, George Town KY1-9001, Cayman Islands.

(14)	Tribeca Global Natural Resources Limited is a listed investment company incorporated in Australia, with its registered address at Level 23, 1 O’Connell Street, Sydney, NSW 2000, Australia.
(15)	The address for Macquarie Bank Limited is One Allen Center, Floors 31-33, 500 Dallas St, Houston, TX 77002.
(16)

The board of directors of Helmerich & Payne, Inc. makes all voting and investment decisions with respect to the shares beneficially owned by H&P, and each member thereof disclaims beneficial ownership of such shares of common stock. The address for H&P is S. Boulder Ave., Suite 1400, Tulsa, Oklahoma 74119.

(17)	Mr. Riddle is the Company’s Chief Executive Officer and a member of the Company’s board of directors.
(18)	Mr. Dyer is the Company’s Chief Financial Officer.
(19)	Mr. Dalton is a member of the Company’s board of directors.
(20)	Mr. Barrett is a member of the Company’s board of directors.
(21)	Mr. Thibodeaux is the Company’s Chief Operations Officer.
(22)	Mr. Bellman is a member of the Company’s board of directors.
(23)	Mr. Stoneburner is a member of the Company’s board of directors.
(24)	Ms. Pacheco is the wife of Mr. Stoneburner, a member of the Company’s board of directors.
(25)	Mr. Siegel is a member of the Company’s board of directors.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	any other method permitted pursuant to applicable law.

Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If any selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We, or the selling securityholders, may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

In connection with the sale of our securities, unless otherwise restricted, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option, forward or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities registered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

There can be no assurance that any selling securityholders will sell any or all of the securities registered pursuant to the shelf registration statement of which this prospectus forms a part. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Tamboran Resources Corporation. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Tamboran Resources Corporation incorporated by reference in Tamboran Resources Corporation’s Annual Report on Form 10-K for the year ended June 30, 2024, including schedules appearing therein, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements). Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such consolidated financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

From February to October 2023, Ernst & Young provided tax credit advisory services under a contingent fee arrangement to TR Ltd, a wholly owned subsidiary of Tamboran. This fee arrangement is permissible under the International Ethics Standards Board for Accountants Code of Ethics and Australian home country independence rules but is inconsistent with the U.S. Securities and Exchange Commission and Public Company Accounting Oversight Board (United States) independence rules. The contingent fee arrangement was terminated prior to Ernst & Young becoming engaged as auditor under PCAOB standards. Total fees received by Ernst & Young under the contingent fee arrangement were insignificant to the respective parties.

After careful consideration of the facts and circumstances and the applicable independence rules, Ernst & Young has concluded that (i) the aforementioned matter does not impair its ability to exercise objective and impartial judgment in connection with its audits of Tamboran’s consolidated financial statements, and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. After considering this matter, management and the Audit & Risk Management Committee of the Company’s board of directors concurred with Ernst & Young’s conclusions.

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COMMON STOCK

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